UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.                      )

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ADVANCED SERIES TRUST
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ADVANCED SERIES TRUST

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

September 17, 2009

To the Shareholders:

On June 25, 2009, at a regular meeting of the Board of Trustees of Advanced Series Trust (the Trust), the Trustees approved a new subadvisory agreement for the AST Small-Cap Value Portfolio (the Portfolio), a series of the Trust.

Prudential Investments LLC (PI or the Manager) and, as applicable, AST Investment Services, Inc. (ASTI, and together with PI, as applicable, the Co-Managers) have entered into a new subadvisory agreement with Lee Munder Capital Group, LLC (Lee Munder Capital) dated and effective July 21, 2009. A new subadvisory agreement was required because of a change in ownership and control of Lee Munder Investments, Ltd. (LMI) effective July 21, 2009, resulting in the automatic termination of the prior subadvisory agreement with LMI. Lee Munder Capital, the new subadviser, is the successor of LMI, the previous subadviser. Lee Munder Capital, in which City National Corporation (NYSE: CYN) has a controlling interest, became a registered investment adviser under the Investment Advisers Act of 1940 on July 21, 2009.

This information statement describes the circumstances surrounding the Trustees' approval of the new subadvisory agreement and provides you with an overview of the terms. PI and, as applicable, ASTI will continue as your Portfolio’s investment manager. This information statement does not require any action by you. It is provided to inform you about the change in ownership of the previous subadviser and the new subadvisory agreement.

By order of the Board,

Deborah A. Docs

Secretary

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

ADVANCED SERIES TRUST

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT

September 17, 2009

This information statement is being furnished in lieu of a proxy statement to contract owners investing in the AST Small-Cap Value Portfolio (the Portfolio), a series of Advanced Series Trust (the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (SEC). The Manager of Managers Order permits the Portfolio’s investment managers to hire new subadvisers that are not affiliated with the investment managers and to make changes to certain existing subadvisory contracts with the approval of the Board of Trustees, without obtaining contract owner approval.

The Trust is a managed, open-end investment company registered under the Investment Company Act of 1940, as amended (the Investment Company Act), and is organized as a Massachusetts business trust.

The Trust’s Trustees are collectively referred to herein as the “Board,” “Board Members,” or “Trustees.” The Trust’s principal executive office is 100 Mulberry Street, Newark, NJ 07102-4077.

Prudential Investments LLC (PI or the Manager) and, as applicable, AST Investment Services, Inc. (ASTI, and together with PI, as applicable, the Co-Managers) have entered into a new subadvisory agreement with Lee Munder Capital Group, LLC. (Lee Munder Capital) dated and effective July 21, 2009 (the New Subadvisory Agreement). The New Subadvisory Agreement was required because of a change in ownership and control of Lee Munder Investments, Ltd. (LMI) effective July 21, 2009 (the Transaction), resulting in the automatic termination of the prior subadvisory agreement with LMI. Lee Munder Capital, the new subadviser, is the successor of LMI, the previous subadviser. Lee Munder Capital, in which City National Corporation (NYSE: CYN) has a controlling interest, became a registered investment adviser under the Investment Advisers Act of 1940 on July 21, 2009. This information statement relates to the approval by the Board of the New Subadvisory Agreement among PI, ASTI and Lee Munder Capital.

For purposes of the Investment Company Act, the Transaction was treated as a “change in control that resulted in an “assignment” of the prior subadvisory agreement between Prudential Investments LLC (PI or the Manager) and AST Investment Services, Inc. (ASTI, and together with PI, as applicable, the Co-Managers) and LMI with respect to the Portfolio. Pursuant to the Investment Company Act and the express terms of the current subadvisory agreement, the subadvisory agreement automatically terminated on July 21, 2009 (the Closing Date). This information statement relates to the approval by the Board of a new subadvisory agreement dated July 21, 2009, among PI, ASTI and Lee Munder Capital (the New Subadvisory Agreement).

In addition to Lee Munder Capital, the following firms also serve as subadvisers to portions of the Portfolio's assets, as described below:

Subadviser
JP Morgan Asset Management
ClearBridge Advisors LLC

The subadvisory agreements with each of the above listed subadvisers with respect to the Portfolio were each last approved by the Trustees, including a majority of the Trustees who were not parties to the agreement and were not interested persons of those parties, as defined in the Investment Company Act (the Independent Trustees), on June 25, 2009.

Lee Munder Capital will pay for the costs associated with preparing and distributing this information statement. The Portfolio is providing this information statement to contract owners investing in the Portfolio as of July 21, 2009. This information statement will be mailed on or about September 24, 2009.

THIS IS NOT A PROXY STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Annual and Semi-Annual Reports

The Trust’s annual and semi-annual reports are sent to shareholders. Only one report is delivered to multiple shareholders sharing an address unless the Trust receives contrary instructions from one or more of the shareholders. A copy of the Portfolio’s most recent annual and semi-annual reports may be obtained without charge by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 or by calling (800) 225-1852 (toll free).

Shareholder Information

Information on share ownership of the Portfolio is set forth in Exhibit C.

NEW SUBADVISORY AGREEMENT

At the regular meeting of the Board held June 25, 2009, the Trustees, including the Independent Trustees, unanimously approved the recommendations by the Co-Managers (i) to appoint Lee Munder Capital as a subadviser with respect to the AST Small-Cap Value Portfolio; and (ii) to approve new subadvisory agreements between the Co-Managers and Lee Munder Capital.

The Board considered that, on June 8, 2009, City National Corporation announced that it had agreed to acquire a majority interest in Lee Munder Capital. The Board also considered that although there were no changes expected in the Lee Munder Capital portfolio management teams as a result of the Transaction, the Portfolio’s current subadvisory agreement with LMI (the Current Subadvisory Agreement), would be automatically terminated when the Transaction would close. The Transaction closed on July 21, 2009. Lee Munder Capital and LMI will hereinafter be jointly referred to as Lee Munder.

Lee Munder Capital is located in the John Hancock Tower at 200 Clarendon Street, 28th Floor in Boston, MA 02116.

Information on the management of Lee Munder and other funds managed by Lee Munder are set forth in Exhibit B.

Board Consideration of the New Subadvisory Agreement

The Board considered whether the approval of the New Subadvisory Agreement with Lee Munder was in the best interests of the Portfolio and its shareholders. Before approving the New Subadvisory Agreement, the Trustees reviewed performance, compliance and organization materials regarding Lee Munder and received presentations from representatives of Lee Munder as well as PI. The Board also received materials relating to the New Subadvisory Agreement and had the opportunity to ask questions and request further information in connection with its consideration. In making the determination to retain Lee Munder as a subadviser, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the following information:

Nature, Quality and Extent of Services. The Board received and considered information regarding the nature, quality and extent of services provided to the Portfolio by Lee Munder under the Current Subadvisory Agreement and those that would be provided by Lee Munder under the New Subadvisory Agreement. The Board also noted that the nature and extent of services provided to the Portfolio under the Current Subadvisory Agreement with Lee Munder were identical in all material respects to those to be provided by Lee Munder under the New Subadvisory Agreement and generally similar to those provided by the other current subadvisers under their subadvisory agreements.

With respect to the quality of services, the Board considered, among other things, the background and experience of Lee Munder’s portfolio management team, which would be the same team that worked for Lee Munder prior to the Transaction, and was not affected by the Transaction. In connection with the recent annual review of advisory agreements, the Board had reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who are responsible for the day-to-day management of the Portfolio, and the Board was provided with information pertaining to organizational structure, senior management, investment operations, and other relevant information pertaining to Lee Munder. The Board noted that it received a favorable compliance report from the Trust's Chief Compliance Officer (“CCO”) as to Lee Munder.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services provided to the Portfolio by Lee Munder under the Current Subadvisory Agreement and that there was a reasonable basis on which to conclude that the quality of investment subadvisory services to be provided by Lee Munder under the New Subadvisory Agreement should equal the quality of similar services provided by Lee Munder under the Current Subadvisory Agreement, and that the Portfolio would benefit from the subadvisory services to be provided by Lee Munder under the New Subadvisory Agreement.

Performance of the Portfolio. The Board noted that it reviewed the performance of the Portfolio in general, as well as the “sleeve” or segment subadvised by Lee Munder in connection with its annual consideration of the renewal of the Trust’s subadvisory agreements. As part of that review, the Board reviewed the performance record of the Portfolio and concluded that, in light of the Portfolio’s competitive performance, it was in the best interest of the Portfolio and its shareholders for the Portfolio to renew the Portfolio’s subadvisory agreements.

Investment Subadvisory Fee Rates. The Board noted that the subadvisory fee rate payable to Lee Munder would remain unchanged. The Board noted that it had recently reviewed the fee rate paid to Lee Munder in connection with the recent annual review of advisory agreements and determined that the fee rates were reasonable. The Board concluded that Lee Munder’s proposed subadvisory fee rate under the New Subadvisory Agreement was reasonable.

Subadviser’s Profitability. In connection with its recent annual review of advisory agreements, the Board considered the profitability of PI and subadvisers affiliated with PI. The Board concluded that the level of profitability of a subadviser not affiliated with PI, such as Lee Munder, may not be as significant as PI’s profitability given the arm's length nature of the process by which the subadvisory fee rates were negotiated by PI and the unaffiliated subadvisers, as well as the fact that PI compensates the subadvisers out of its management fee.

Economies of Scale. In connection with its recent annual review of advisory agreements, the Board considered economies of scale. The Board noted that there was no proposed change in fee rates and breakpoints and that it would again review economies of scale at the next annual review of advisory agreements.

Other Benefits to Lee Munder or its Affiliates from Serving as Subadviser. The Board considered potential ancillary benefits that might be received by Lee Munder and its affiliates as a result of its relationships with the Portfolio. The Board concluded that the potential benefits to be derived by Lee Munder included the ability to use soft dollar credits, brokerage commissions received by affiliates of Lee Munder, as well as the potential benefits consistent with those generally resulting from an increase in assets under management, specifically, potential access to additional research resources and benefits to the reputation. The Board concluded that the benefits to be derived by PI and Lee Munder were consistent with the types of benefits generally derived by subadvisers to mutual funds.

After full consideration of these factors, the Board concluded that the approval of the New Subadvisory Agreement was in the best interest of the Portfolio and its shareholders.

Terms of the New Subadvisory Agreement

The New Subadvisory Agreement provides that, subject to the supervision of the Co-Managers and the Board of Trustees, Lee Munder is responsible for managing the investment operations of a portion of the assets of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for such portion of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board of Trustees. In accordance with the requirements of the Investment Company Act, Lee Munder will provide the Co-Managers with all books required to be maintained by an investment subadviser and will render to the Trustees such periodic and special reports as the Board of Trustees may reasonably request.

The New Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the Investment Company Act) of the Portfolio, or by the Board of Trustees, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (1) the New Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, (2) the New Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the Investment Company Act) or upon the termination of the Trust’s management agreement with the Co-Managers, and (3) the New Subadvisory Agreement may be terminated at any time by the subadviser or the Co-Managers on not more that 60 days’ nor less than 30 days’ written notice to the other party to the Subadvisory Agreement.

The New Subadvisory Agreement provides that, in the absence of willful misfeasance or bad faith in performance of its duties, or reckless disregard of its obligations and duties thereunder, Lee Munder will not be liable for any act of omission in connection with its activities as subadvisers to the Portfolio.

Under the Subadvisory Agreement, Lee Munder is compensated by the Co-Managers (and not the Portfolio) for the portion of assets it manages under the following annual rates:

Portfolio	Fee Rate	Fees for the fiscal year ended December 31, 2008
AST Small-Cap Value Portfolio	0.40% on average daily net assets	$697,483

Information about Other Subadvisers and Subadvisory Agreements

Lee Munder co-subadvises the Portfolio along with other subadvisers. The current subadvisory agreement with each of the other subadvisers provides for compensation as follows:

Subadviser	Fee Rate	Fees for the fiscal year ended December 31, 2008
JP Morgan Asset Management	0.40% on average daily net assets	$1,064,098
ClearBridge Advisors LLC	0.40% on average daily net assets	$429,628

MANAGEMENT OF THE TRUST

The Co-Managers

AST Investment Services, Inc. (AST) One Corporate Drive, Shelton, Connecticut, and Prudential Investments LLC (PI) Gateway Center Three, 100 Mulberry Street, Newark, New Jersey, serve as co-investment managers of the Trust. As of June 30, 2009, PI served as the investment manager to all of the Prudential U.S. and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $88.6 billion.

PI and ASTI serve as the Trust’s Co-Managers under a management agreement (the Management Agreement) dated as of May 1, 2003, and renewed thereafter as required by the Investment Company Act. The Management Agreement was last approved by the Trustees, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the Investment Company Act) on June 25, 2009.

Terms of the Management Agreement

Pursuant to the Management Agreement with the Trust, the Co-Managers, subject to the supervision of the Board and in conformity with the stated policies of the Trust, manages both the investment operations of the Portfolio and the composition of each Portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Co-Managers are obligated to keep certain books and records of the Trust. The Co-Managers are authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Trust. The Co-Managers will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. The Co-Managers will review the performance of the subadvisers and make recommendations to the Board with respect to the retention of investment advisers and the renewal of contracts. The Co-Managers also administer the Trust's corporate affairs and, in connection therewith, furnishes the Trust with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by, the Trust's custodian, and the Trust's transfer agent. The management services of the Co-Managers to the Trust are not exclusive under the terms of the Management Agreement and the Co-Managers are free to, and do, render management services to others.

In connection with the management of the corporate affairs of the Trust, the Co-Managers bear the following expenses:

•	the salaries and expenses of all of their and the Trust's personnel except the fees and expenses of Trustees who are not affiliated persons of the Co-Managers or any subadviser;
•	all expenses incurred by the Co-Managers or the Trust in connection with managing the ordinary course of the Trust’s business, other than those assumed by the Trust as described below; and
•	the fees, costs and expenses payable to any investment subadvisers pursuant to subadvisory agreements between the Co-Managers and such investment subadvisers.

Under the terms of the Management Agreement, the Fund is responsible for the payment Fund expenses not paid by the Manager, including:

•	the fees and expenses incurred by the Trust in connection with the management of the investment and reinvestment of the Trust's assets payable to the Manager;
•	the fees and expenses of Independent Trustees;
•

the fees and certain expenses of the custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Trust and of pricing the Trust's shares;

•	the charges and expenses of the Trust's legal counsel and independent auditors;
•	brokerage commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities (and futures, if applicable) transactions;
•	all taxes and corporate fees payable by the Trust to governmental agencies;
•	the fees of any trade associations of which the Trust may be a member;
•	the cost of share certificates representing and/or non-negotiable share deposit receipts evidencing shares of the Trust;
•	the cost of fidelity, directors and officers and errors and omissions insurance;

•

the fees and expenses involved in registering and maintaining registration of the Trust and of its shares with the Commission and paying notice filing fees under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for such purposes;

•	allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing reports and notices to shareholders;
•	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business and distribution and service (12b-1) fees.

The Management Agreement provides that the Co- Managers will not be liable for any error of judgment by the Co-Managers or for any loss suffered by the Fund in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically, if assigned (as defined in the Investment Company Act), and that it may be terminated without penalty by either the Co-Managers or a portfolio by the Board or vote of a majority of the outstanding voting securities of the portfolio (as defined in the Investment Company Act) upon not more than 60 days nor less than 30 days written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the Investment Company Act.

Fee payable under the Management Agreement are computed daily and paid monthly. The Co-Managers may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Trust. Fee waivers and subsidies will increase the Trust’s total return. These voluntary waivers may be terminated at any time without notice.

The table below sets forth the applicable fee rate and the management fees received by the Co-Managers from the Fund for the last completed fiscal year.

Portfolio	Fee Rate	Fees for the fiscal year ended December 31, 2008
AST Small-Cap Value Portfolio	0.90% on average daily net assets	$6,360,321

Information about PI and ASTI

PI and ASTI are both wholly-owned subsidiaries of PIFM Holdco, Inc., 100 Mulberry Street, Newark, New Jersey 07102-4077 which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, 751 Broad Street, Newark, New Jersey 07102-4077, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential), a major, diversified insurance and financial services company. Prudential’s address is 751 Broad Street, Newark, New Jersey 07102-4077. PI is organized in New York as a limited liability company.

Directors and Officers of the Trust

The principal occupations of the directors and principal executive officers ASTI are set forth below. The address of each person is c/o Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

Name/Title	Principal Occupations
Stephen Pelletier Director, Executive Vice President	President of Prudential Annuities (since September 2008); Chairman and CEO, International Investments, Prudential Financial (since January 1998).
Kathryn L. Quirk Vice President, Secretary and Corporate Counsel

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Grace C. Torres Vice President, Assistant Treasurer

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of PI; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.

Valerie M. Simpson Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance

The principal occupations of the directors and principal executive officers of PI are set forth below. The address of each person is c/o Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102.

Name/Title	Principal Occupations
Judy A. Rice Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer

Officer-in-Charge, President, Chief Executive Officer and Chief Operating Officer, PI; Officer-in-Charge, Director, President, Chief Executive Officer and Chief Operating Officer of American Skandia Investment Services, Inc.; Officer-in-Charge, Director, President and Chief Executive Officer of American Skandia Fund Services, Inc.; Officer-in- Charge, Director, President, Chief Executive Officer and Chief Operating Officer of American Skandia Advisory Services, Inc.

Scott Benjamin Executive Vice President

Executive Vice President (since June 2009) of PI and Prudential Investment Management Services LLC; Senior Vice President Product Development and Marketing, Prudential Investments (since February 2006); Vice President Product Development and Product Management, Prudential Investments (2003-2006)

Kathryn L. Quirk Executive Vice President, Secretary, Chief Legal Officer

Vice President and Corporate Counsel (since September 2004) of Prudential; Executive Vice President, Chief Legal Officer and Secretary (since July 2005) of Prudential Investments LLC and Prudential Mutual Fund Services LLC; formerly Managing Director, General Counsel, Chief Compliance Officer, Chief Risk Officer and Corporate Secretary (1997-2002) of Zurich Scudder Investments, Inc.

Grace C. Torres Senior Vice President, Assistant Treasurer

Assistant Treasurer (since March 1999) and Senior Vice President (since September 1999) of PI; Assistant Treasurer (since May 2003) and Vice President (since June 2005) of AST Investment Services, Inc.; Senior Vice President and Assistant Treasurer (since May 2003) of Prudential Annuities Advisory Services, Inc.; formerly Senior Vice President (May 2003-June 2005) of AST Investment Services, Inc.

Deborah A. Docs Vice President and Secretary

Vice President and Corporate Counsel January 2001) of Prudential; Vice President (since December 1996) and Assistant Secretary (since March 1999) of PI; formerly Vice President and Assistant Secretary (May 2003-June 2005) of American Skandia Investment Services, Inc.

Valerie M. Simpson Vice President and Chief Compliance Officer

Chief Compliance Officer (since April 2007) of Prudential Investments LLC and AST Investment Services, Inc.; formerly Vice President-Financial Reporting (June 1999-March 2006) for Prudential Life and Annuities Finance

Custodian

PFPC Trust Company (PFPC), 103 Bellevue Parkway, Wilmington, Delaware 19809 serves as Custodian for the Portfolio’s securities and cash and in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Trust. Subcustodians provide custodial services for any foreign assets held outside the United States.

Transfer Agent and Shareholder Servicing Agent

Since January 1, 2009, Prudential Mutual Fund Services (PMFS), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Portfolio. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Portfolio, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.

Prior to January 1, 2009, PFPC Inc., 103 Bellevue Parkway, Wilmington, Delaware 19809, a Delaware corporation that is an indirect wholly-owned subsidiary of PNC Financial Corp., served as the Transfer and Shareholder Servicing Agent for the Portfolio. For the most recently completed fiscal year ended December 31, 2008, the Portfolio incurred the following fees for services provided by PFPC:

Portfolio	Amount Paid
AST Small-Cap Value Portfolio	$19,500

The Board appointed PNC Global Investment Servicing (U.S.) Inc. (PNC) as sub-transfer agent to the Portfolio. PMFS has contracted with PNC, 301 Bellevue Parkway, Wilmington, Delaware, 19809, to provide certain administrative functions to the Transfer Agent. PMFS will compensate PNC for such services.

Brokerage

The Fund paid the following commission to affiliated broker dealers for the fiscal year ended December 31, 2008:

Portfolio	Prudential Equity/Wachovia Securities LLC (or affiliates)
AST Small-Cap Value Portfolio	$4,352

 Shareholder Proposals

Advanced Series Trust, as a Massachusetts business trust, is not required to hold annual meetings of shareholders and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the Investment Company Act or the Trust's Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Trust's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.

Deborah A. Docs

Secretary

Dated: September 17, 2009

EXHIBIT A

ADVANCED SERIES TRUST

AST Small-Cap Value Portfolio

SUBADVISORY AGREEMENT

This Agreement between Prudential Investments LLC (PI), a New York limited liability company, and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), a Maryland corporation (together with PI, the Co-Managers), and Lee Munder Capital Group, LLC (Lee Munder or the Subadviser), organized under the laws of Massachusetts, is effective the later of July 21, 2009 or the Closing Date (as defined below);

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, as amended, with Advanced Series Trust (formerly American Skandia Trust), a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Trust;

WHEREAS, the Co-Managers have entered into a Subadvisory Agreement with Lee Munder Investments, Ltd (a subsidiary of Lee Munder Capital Group, LP) dated November 1, 2004 (the “Current Subadvisory Agreement”);

WHEREAS, City National Corporation has entered into a definitive agreement to acquire a majority interest in Lee Munder Capital Group, LP (the “Transaction”);

WHEREAS, the closing of the Transaction (the “Closing Date”) will be treated as a “change in control” that will result in an “assignment” of the Current Subadvisory Agreement for purposes of the Investment Company Act of 1940 whereby the Current Subadvisory Agreement will terminate on the Closing Date;

WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

WHEREAS, the Trust’s Board of Trustees approved the Subadvisory Agreement between the Co-Managers and Lee Munder in substantially the form presented to it at its meeting on June 25, 2009, with such changes and additions as any officer of the Trust, on the advice of counsel or otherwise, may approve, to be effective on Closing Date and to replace and supersede the Current Subadvisory Agreement on the Closing Date;

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust’s portfolio as delegated to the Subadviser by the Co-Managers, including the purchase, retention and disposition thereof, in accordance with the Trust’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Second Amended and Restated Declaration of Trust of the Trust , the By-laws of the Trust, and the Prospectus of the Trust provided to it by the Co-Managers (the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board of Trustees of the Trust, co-operate with the Co-Managers' (or their designees') personnel responsible for monitoring the Trust’s compliance and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents.

(iii) The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Trust's portfolio, as applicable, and may place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv) The Subadviser shall maintain all books and records with respect to the Trust’s portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust’s Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust’s securities.

(v) The Subadviser or an affiliate shall provide the Trust's Custodian on each business day with information relating to all transactions concerning the portion of the Trust’s assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a “manager-of-managers” style, the Co-Managers will, among other things, (i)  continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii)  periodically make recommendations to the Trust’s Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii) The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust’s portfolio or any other transactions of Trust assets.

(b) The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c) The Subadviser shall keep the Trust’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser’s services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust’s request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d) In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e) The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f) The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust’s portfolio, subject to such reasonable reporting and other requirements as shall be established by the Co-Managers.

(g) Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2. The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser’s performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Trust’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3. For the services provided pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefore, a fee equal to the percentage of the Trust’s average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers’ receipt of payment from the Trust for management services described under the Management Agreement between the Fund and the Co-Managers. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4. The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Co-Managers' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at 200 Clarendon Street, Boston, MA 02116, Attention: Sarah L. Ashworth.

6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser’s directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the

Subadviser’s right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7. During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

9. This Agreement shall be governed by the laws of the State of New York.

10. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

[signatures on next page]

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

BY: /s/ Scott E. Benjamin
Name:	Scott E. Benjamin
Title:	Executive Vice President

AST INVESTMENT SERVICES, INC.

By: /s/ Timothy S. Cronin
Name:	Timothy S. Cronin
Title:	Vice President

LEE MUNDER CAPITAL GROUP, LLC

BY: /s/ Kenneth L. Swan
Name:	Kenneth L. Swan
Title:	Chief Executive Officer

SCHEDULE A

ADVANCED SERIES TRUST

AST Small-Cap Value Portfolio

As compensation for services provided by Lee Munder Capital Group, LLC with respect to the AST Small-Cap Value Portfolio, Prudential Investments LLC and AST Investment Services, Inc. will pay Lee Munder Capital Group, LLC a fee equal, on an annualized basis, to the following:

Fund Name	Advisory Fee
AST Small-Cap Value Portfolio	0.40% on average daily net assets

Dated: the later of July 21, 2009 or the Closing Date as defined in this Subadvisory Agreement.

Exhibit B

MANAGEMENT OF LEE MUNDER CAPITAL GROUP, LLC

Lee Munder Capital Group, LLC (Lee Munder), 200 Clarendon Street, 28th Floor, Boston MA 02116, was founded in 2000.

As of July 21, 2009, City National Corporation (CNC), the parent company of City National Bank, holds a majority interest in Lee Munder. Lee Munder is an affiliate of Convergent Capital Management LLC, the Chicago-based asset management holding company that CNC acquired in 2003. As of June 30, 2009, Lee Munder managed approximately $3.3 billion in assets under management. Lee Munder has served as a subadviser to the Portfolio since July 2005.

The table below lists the name, address, position with and principal occupation during the past five years for the principal executive officers of Lee Munder.

Name and Address*	Position with and Principal Occupation
Kenneth Swan	Chief Executive Officer
Joseph F. Tower III	Chief Financial Officer, Chief Compliance Officer
Jeffrey Davis	Chief Investment Officer

*   The address of each person listed above is Lee Munder Capital Group, LLC, 200 Clarendon Street, Boston MA 0211.

COMPARABLE FUNDS FOR WHICH LEE MUNDER CAPITAL GROUP, LLC SERVES AS SUB-ADVISER

Fund	$ Assets (as of 6/30/09)	Annual Fee Paid to Lee Munder (as a percent of average daily net assets)
Small Capitalization Value Portfolio	$85,218,467.44	0.40%

B-1

Exhibit C

SHAREHOLDER INFORMATION

Beneficial Owner Name	Registration	Share Class	Shares / Percentage
Skandia Annuity Attn: Separate Accounts 7th Floor	213 Washington Street Newark, NJ 07102	A	37,506,205 / 65.20%
Advanced Series Trust AST Capital Growth Asset Allocation Portfolio	Gateway Center Three 100 Mulberry Street Newark, NJ 07102	A	7,626,211 / 13.26%
Advanced Series Trust AST Academic Strategies Asset Allocation Portfolio	Gateway Center Three 100 Mulberry Street Newark, NJ 07102	A	3,100,336 / 5.39%

C-1